Exhibit 99.1
PRESS RELEASE

Contact:	Investors:
Kevin C. O’Boyle	Patrick F. Williams
EVP & Chief Financial Officer	Vice President, Finance & Investor Relations
NuVasive, Inc.	NuVasive, Inc.
858-909-1998	858-638-5511
investorrelations@nuvasive.com	investorrelations@nuvasive.com

Media:
Jason Rando
The Ruth Group
646-536-7025
jrando@theruthgroup.com
NUVASIVE REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS
— Increases 2009 Guidance for Revenue and Earnings per Share —
Third Quarter 2009 Highlights:
•	Total revenue of $94.9 million; up 41.8% from third quarter 2008 and up 7.3% from second quarter 2009

•	Gross margin of 80.6% compared to 81.8% for third quarter 2008 and to 81.1% for second quarter 2009

•	GAAP earnings of $5.1 million or $0.13 per share; Non-GAAP earnings of $11.0 million or $0.28 per share
SAN DIEGO, October 20, 2009 — NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today financial results for the quarter ended September 30, 2009.
NuVasive reported third quarter revenue of $94.9 million, a 41.8% increase over the $66.9 million for the third quarter 2008 and a 7.3% increase over the $88.5 million for the second quarter 2009.

Gross profit for the third quarter 2009 was $76.5 million and gross margin was 80.6%, compared to a gross profit of $54.7 million and a gross margin of 81.8% for the third quarter 2008. For the second quarter 2009, gross profit was $71.8 million and gross margin was 81.1%.
Total operating expenses for the third quarter 2009 were $70.4 million compared to $77.7 million in the third quarter 2008 and $67.3 million in the second quarter 2009. Operating expenses include $0.6 million of acquisition related costs, a $2.0 million reversal of a leasehold termination charge and $0.8 million related to intellectual property litigation.
On a GAAP basis, the Company reported net income of $5.1 million, or $0.13 per share, for the third quarter 2009.
On a Non-GAAP basis, the Company reported net income of $11.0 million, or $0.28 per share, for the third quarter 2009. The Non-GAAP earnings per share calculations for the third quarter exclude (i) stock-based compensation of $5.2 million; (ii) amortization of acquired intangible assets of $1.4 million; (iii) acquisition related costs of $0.6 million; (iv) intellectual property litigation costs of $0.8 million, and (v) the reversal of a leasehold termination charge of $2.0 million.
Cash, cash equivalents and short and long-term marketable securities were $200.2 million at September 30, 2009.
Alex Lukianov, Chairman and Chief Executive Officer, said, “NuVasive is pioneering the lateral approach with our proprietary XLIF® procedure and MAS® platform. We continue to take market share and expand our addressable market by broadening the application of our technology throughout the spine. We are the only company with the ability to laterally address a wide range of applications in the lumbar and thoracic spine, from single level procedures to complex multi level deformity corrections. We are pleased with our financial performance in the third quarter of 2009, and are confident in our strategy to become the #4 global spine company.”
Updated 2009 Financial Guidance

NuVasive is updating its full year 2009 financial guidance as follows:
Revenue:
•	$365 million to $367 million; up from previous guidance of $360 million to $365 million
Gross Margin:
•	Gross Margin of approximately 81%
EPS:
•	GAAP: earnings per share of $0.11 to $0.14; up from previous guidance of $0.06 to $0.08
•	Earnings per share of $0.27 to $0.30 excluding adjustments per the enclosed table; up from previous guidance of $0.25 to $0.27

Reconciliation of Non-GAAP Information

Management uses certain Non-GAAP financial measures such as Non-GAAP earnings per share, which exclude intellectual property litigation expenses, the reversal of leasehold termination charges, acquisition related costs, stock-based compensation, and the amortization of acquired intangible assets. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the Non-GAAP financial measures provided in this earnings release excluding these costs and uses these Non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these Non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These Non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP measures used by other companies. Set forth below are reconciliations of the Non-GAAP financial measures to the comparable GAAP financial measure.
Reconciliation of Third Quarter 2009 Results

(in thousands, except per share amounts)	$	Per Share
GAAP net income	$5,064	$0.13
IP litigation costs	780	0.02
Reversal of leasehold termination charge	(1,997)	(0.05)
Acquisition related costs	621	0.02

Earnings excluding other adjustments	4,468	0.11
Non-cash stock-based compensation	5,166	0.13
Amortization of acquired intangible assets	1,364	0.04

Non-GAAP earnings	$10,998	$0.28

Diluted weighted shares outstanding		39,216

Reconciliation of Year-to-Date 2009 Results

(in thousands, except per share amounts)	$	Per Share
GAAP net income	$3,527	$0.09
IP litigation costs	3,408	0.09
Reversal of leasehold termination charge	(1,997)	(0.05)
Acquisition related costs	3,096	0.08

Earnings excluding other adjustments	8,034	0.21
Non-cash stock-based compensation	18,165	0.47
Amortization of acquired intangible assets	4,071	0.11

Non-GAAP earnings	$30,270	$0.79

Diluted weighted shares outstanding		38,384

Reconciliation of Full Year 2009 Guidance

	Range for Year Ending
	December 31, 2009
(in thousands, except per share amounts)	Low	High
GAAP net earnings per share	$0.11	$0.14
IP litigation costs	0.13	0.13
Reversal of leasehold termination charge	(0.05)	(0.05)
Acquisition related costs	0.08	0.08

Earnings per share excluding other adjustments	0.27	0.30
Non-cash stock-based compensation	0.64	0.64
Amortization of acquired intangible assets	0.13	0.13

Non-GAAP earnings per share	$1.04	$1.07

Diluted weighted shares outstanding	38,800	38,800

Conference Call

NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-4018 for domestic callers and 1-201-689-8471 for international callers. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com.
After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com, through November 20, 2009. In addition, a telephonic replay of the call will be available until November 3, 2009. The replay dial-in numbers are 1-877-660-6853 for domestic callers and 1-201-612-7415 for international callers. Please use account number 3055 and conference ID number 331825.
About NuVasive

NuVasive is a medical device company focused on the design, development, and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused primarily on the $4.6 billion U.S. spine implant market. Additionally, the Company has expanded into the $1.5 billion global biologics market, the $1.5 billion international market, and is developing products for the emerging motion preservation market.
NuVasive’s principal product offering is based on its Maximum Access Surgery, or MAS® platform. The MAS platform combines four categories of products that collectively minimize soft tissue disruption during spine surgery with maximum visualization and safe, easy reproducibility for the surgeon: NeuroVision®, a proprietary software-driven nerve avoidance system; MaXcess®, a unique split-blade retractor system; a wide variety of specialized implants; and several biologic fusion enhancers. MAS significantly reduces surgery time and returns patients to activities of daily living much faster than conventional approaches. Having redefined spine surgery with the MAS platform’s lateral approach, known as eXtreme Lateral Interbody Fusion, or XLIF®, NuVasive has built an entire spine franchise. With nearly 50 products today spanning lumbar, thoracic and cervical applications, the Company will continue to expand and evolve its offering predicated on its R&D focus and dedication to outstanding service levels supported by a culture of Absolute Responsiveness®.

NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that the Company’s revenue or profitability projections may prove incorrect because of unexpected difficulty in generating sales or achieving anticipated profitability; the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
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NuVasive, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues	$94,916	$66,915	$263,405	$175,501
Cost of goods sold	18,417	12,195	49,901	30,845

Gross profit	76,499	54,720	213,504	144,656

Operating expenses:
Sales, marketing and administrative	59,761	54,557	176,391	135,975
Research and development	10,654	6,396	30,047	19,797
In-process research and development	—	16,700	—	20,876

Total operating expenses	70,415	77,653	206,438	176,648

Interest income (expense) and other, net	(1,648)	(146)	(4,850)	764
Net loss attributable to noncontrolling interests	628	—	1,311	—

Total other income (expense)	(1,020)	(146)	(3,539)	764

Net income (loss) attributable to NuVasive, Inc.	$5,064	$(23,079)	$3,527	$(31,228)

Net income (loss) per share attributable to NuVasive, Inc.:
Basic net income (loss) per share	$0.13	$(0.64)	$0.10	$(0.88)

Diluted net income (loss) per share	$0.13	$(0.64)	$0.09	$(0.88)

Weighted average shares — basic	37,733	35,931	37,008	35,674

Weighted average shares — diluted	39,216	35,931	38,384	35,674

Stock-based compensation is included in operating expenses in the following categories:
Sales, marketing and administrative	$4,265	$4,499	$14,748	$13,541
Research and development	901	922	3,417	2,178

	$5,166	$5,421	$18,165	$15,719

NuVasive, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2009	2008
	(In thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$134,276	$132,318
Short-term marketable securities	55,915	45,738
Accounts receivable, net	51,245	51,622
Inventory	85,892	68,834
Prepaid expenses and other current assets	3,925	3,466

Total current assets	331,253	301,978
Property and equipment, net	77,543	73,686
Long-term marketable securities	10,032	45,305
Goodwill	102,264	2,332
Intangible assets, net	104,601	54,767
Other assets	7,337	9,338

Total assets	$633,030	$487,406

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$23,183	$26,633
Accrued payroll and related expenses	20,568	17,132
Acquisition related liabilities	15,414	—
Royalties payable	2,201	1,722

Total current liabilities	61,366	45,487
Senior convertible notes	230,000	230,000
Long-term acquisition related liabilities	30,318	12,111
Other long-term liabilities	29,099	12,177
Commitments and contingencies

Noncontrolling interests	13,689	—

Stockholders’ equity:
Common stock	38	36
Additional paid-in capital	460,290	383,293
Accumulated other comprehensive income (loss)	211	(190)
Accumulated deficit	(191,981)	(195,508)

Total stockholders’ equity	268,558	187,631

Total liabilities and stockholders’ equity	$633,030	$487,406

NuVasive, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2009	2008
Operating activities:
Net income (loss)	$3,527	$(31,228)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	22,005	15,671
In-process research and development	—	20,876
Stock-based compensation	18,165	15,719
Leasehold abandonment	(1,997)	4,486
Noncontrolling interest	(1,311)	—
Allowance for doubtful accounts	1,175	410
Allowance for excess and obsolete inventory	2,470	(3)
Other non-cash adjustments	2,248	1,019
Changes in operating assets and liabilities:
Accounts receivable	(329)	(18,986)
Inventory	(19,027)	(22,136)
Prepaid expenses and other current assets	788	(941)
Accounts payable and accrued liabilities	2,410	3,898
Accrued payroll and related expenses	2,742	1,778

Net cash provided by (used in) operating activities	32,866	(9,437)
Investing activities:
Cash paid for acquisitions	(24,055)	(41,256)
Investment in Progentix	(10,000)	—
Acquisition related milestone payments	(10,000)	—
Purchases of property and equipment	(21,250)	(34,161)
Purchases of short-term marketable securities	(46,678)	(83,069)
Sales of short-term marketable securities	56,365	29,842
Purchases of long-term marketable securities	(17,964)	(51,390)
Sales of long-term marketable securities	32,971	14,778
Other assets	—	544

Net cash used in investing activities	(40,611)	(164,712)
Financing activities:
Payments of long-term liabilities	—	(300)
Issuance of convertible debt, net of costs	—	222,414
Purchase of convertible note hedges	—	(45,758)
Sale of warrants	—	31,786
Issuance of common stock	9,618	8,480

Net cash provided by financing activities	9,618	216,622
Effect of exchange rate changes on cash	85	—

Increase in cash and cash equivalents	1,958	42,473
Cash and cash equivalents at beginning of year	132,318	61,915

Cash and cash equivalents at end of year	$134,276	$104,388